                                                                    Exhibit 4.17

                      RESTRICTED STOCK PURCHASE AGREEMENT
                      -----------------------------------


     THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of
                                                     ---------
the 6th day of March, 1997, by and between OraPharma, Inc., a Delaware corporation (the "Corporation"), and Michael Kishbauch ("Employee").
                  -----------                            --------


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Employee is currently the President of the Corporation; and

     WHEREAS, Employee wishes to purchase, and the Corporation wishes to sell to Employee, 672,925 shares of the Corporation's common stock, $.001 par value per share ("Common Stock") at a price of $.001 per share (the "OCPS"); and
        ------------                                       ----

     WHEREAS, such shares of Common Stock will be issued to Employee in order to provide an incentive to Employee to exercise his best efforts on behalf of, and to remain as an employee of, the Corporation, subject to the terms and provisions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     SECTION 1.     Definitions.
                    -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Common Shares" shall mean the issued and outstanding shares of the
      -------------
Corporation's Common Stock, at the applicable time.

     "Equity Stock" shall have the meaning set forth in Rule 3a11-1 under the
      ------------
Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

     "Family" shall include any spouse, lineal ancestor or descendant, or
      ------
sibling, any trust for the exclusive benefit of any of the foregoing, or any corporation, limited partnership, limited liability company or other entity majority controlled by any of the foregoing individuals or trusts.

     "Stockholders" shall mean the Investors and the Founders, both as defined
      ------------
in that certain Stockholders Agreement dated the date hereof by and among the Corporation and certain stockholders of the Corporation.

     "Group" shall mean as to (a) a partnership, any or all of its general or
      -----
limited partners or any "affiliate" thereof (as defined by Rule 405 promulgated under the Securities Act), (b) a trust, any of the beneficiaries, settlers or grantors now existing or hereafter arising of, or any Person under common control with, such trust, (c) a corporation, any of its stockholders, any subsidiary of such corporation or any corporation which is under common control with such corporation, or any directors, officers or employees of such corporation, and (d) a limited liability company, any of its members.

     "New Securities" shall mean any Equity Stock, including, but not limited
      --------------
to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Corporation.

     "Person" shall mean and include a natural person, a corporation, a limited
      ------
liability company, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

     "Preferred Shares" shall mean the Corporation's Series A Preferred Stock,
      ----------------
$.001 par value per share, and Series B Preferred Stock, $.001 par value per share, issued or to be issued to certain of the Stockholders pursuant to the Stock Purchase Agreement dated February 26, 1997 among the Corporation and such Stockholders, as the same may be amended.

     "Pro Rata Fraction" shall mean a fraction, the numerator of which shall be
      -----------------                             ---------
the number of shares of Common Stock then owned by such Stockholder and the denominator of which shall be the aggregate number of shares of Common Stock
-----------
then owned by all Stockholders. For the purpose of calculating the Pro Rata Fraction, each Preferred Share shall be deemed to represent the number of shares of Common Stock into which the Preferred Share is then convertible.

     "Public Offering" shall mean a distribution of New Securities in a firm
      ---------------
commitment underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any
      --------------
successor statute and the rules and regulations of the Securities and Exchange Commission thereunder, as shall be in effect at the applicable time.

     "Shares" shall mean the 672,925 shares of Common Stock purchased by
      ------
Employee hereunder.

     "Termination of Employment" shall mean the termination of the employment
      -------------------------
relationship between the Corporation and Employee.

     "Transfer" shall include any direct or indirect sale, assignment, transfer,
      --------
pledge (but not including a pledge in favor of the Corporation), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

     SECTION 2.     Sale to Employee of Common Stock.  Subject to the terms and
                    --------------------------------
conditions contained herein, the Corporation hereby sells, transfers and assigns to Employee, and Employee hereby purchases from the Corporation, the Shares.
The Corporation hereby acknowledges receipt from Employee of payment of the OCPS (or $672.93 in the aggregate). Employee covenants and agrees to forward to the Corporation, if, as and when filed, a copy of any forms filed by Employee with the Internal Revenue Service with respect to the Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.

     SECTION 3.     Termination of Employment.  (a) (i)  In the event of the
                    -------------------------
Termination of Employment of Employee for any reason, the Corporation shall have the right to purchase from Employee, and if the Corporation exercises its option pursuant to this Section 3, Employee shall sell to the Corporation upon the exercise of such right, up to the number of Shares (rounded up to the nearest whole Share) at the OCPS determined in accordance with the following table:


 If the Termination of Employment
    Occurs On or Prior to the        Percentage of Shares
         Following Dates            Subject to Repurchase
----------------------------------  ----------------------

       September 9, 1997                     100%
       December 9, 1997                       80%
       March 9, 1998                          75%
       June 9, 1998                           70%
       September 9, 1998                      65%
       December 9, 1998                       60%
       March 9, 1999                          55%
       June 9, 1999                           50%
       September 9, 1999                      45%
       December 9, 1999                       40%
       March 9, 2000                          35%
       June 9, 2000                           30%
       September 9, 2000                      25%
       December 9, 2000                       20%
       March 9, 2001                          15%
       June 9, 2001                           10%
       September 9, 2001                       5%
       After September 9, 2001                 0%

          (ii) The number of Shares subject to purchase pursuant to this Section 3(a) shall be adjusted to give effect to any stock dividend, or other distribution of stock made on or in respect of such Shares, or any subdivision, combination or reclassification of the outstanding capital stock of the Corporation or received in exchange for the Shares.

     (b) In order to exercise the option to purchase Employee's Shares under this Section 3, the Corporation shall deliver a written notice to Employee, indicating its election to purchase the Shares and specifying the number of Shares which the Corporation elects to purchase and the purchase price therefor, within 30 days after Employee's Termination of Employment.

     (c) The repurchase of Shares hereunder shall be made on a date within 90 days of the Termination of Employment, by delivery of payment to the Employee, by check or wire transfer, against receipt of one or more certificates, properly endorsed, evidencing the Employee's Shares to be so purchased. If the repurchase is not consummated by such date, the Corporation may deliver to Employee by check or wire transfer the applicable repurchase price for the Shares to be repurchased and may cancel the certificates evidencing such Shares on the books and records of the Corporation.

     SECTION 4.     Legend on Shares and Notice of Transfer.
                    ---------------------------------------

          4.1  Restrictive Legends.  (a) Each certificate evidencing Shares, and
               -------------------
each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 4.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

          (b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 4.2 hereof) also be stamped or otherwise imprinted with a legend in substantially the following form:

     ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK PURCHASE AGREEMENT DATED AS OF MARCH 6, 1996, AMONG ORAPHARMA, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ORAPHARMA, INC.

          4.2  Notice of Transfer.  (a) Employee, and any other holder of any
               ------------------
Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Corporation of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 4.2. Each such notice shall contain (i) a statement setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of said Shares; and (ii) unless waived by the Corporation, an opinion of counsel for said holder (who may be the inside or staff counsel employed by said holder), as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory basis relied upon by counsel. The following provisions shall then apply:

               (i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 5 hereof and the intended method of disposition specified in the statement delivered by said holder to the Corporation.

               (ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares pursuant to Section 5 hereof until the requisite registration or qualification is effective.

          (b) Notwithstanding the provisions of Section 4.2(a), in the case of a Transfer by a holder to a member of such holder's Family or Group, no such opinion of counsel shall be necessary; provided, that the transferee agrees in
                                       --------
writing to be subject to this Agreement to the same extent as if such transferee were originally a signatory to this Agreement.

          (c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 4.1(a) hereof unless (i) in the opinion of counsel (acceptable to the Corporation) addressed to the Corporation the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Corporation shall have waived the requirement of such legend; or (iii) in the reasonable opinion of counsel to the Corporation, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

          (d) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 4.1(b) hereof, for so long as this Agreement remains in effect. In the event of the termination of this Agreement, the holder of Shares may request that the Corporation issue a new certificate not bearing the legend set forth in Section 4.1(b) hereof.

     SECTION 5.     Covenants of Employee and Corporation.
                    -------------------------------------

          5.1  Prohibited Transfers.
               --------------------

          (a) Employee agrees that he shall not Transfer any of his Shares which are subject to repurchase pursuant to Section 3 above at any time. Employee further agrees that he shall not Transfer any of his Shares which are no longer subject to repurchase pursuant to Section 3 above without the prior written consent of the holders of a majority of the outstanding Common Shares held by the Stockholders, except as provided for in Section 5.2.

          (b) Notwithstanding anything to the contrary contained herein, Employee (and any permitted transferee of Employee) may Transfer all of its, his or her Shares: (i) if the stockholder is a limited partnership or a trust, to any member of the Group of which Employee (or such permitted transferee) is a member; provided, that such transferee shall agree in writing with the
        --------
Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (ii) if the stockholder is a corporation, to any member of its Group; provided, that such transferee shall
                                         --------
agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (iii) to any member of the Family of Employee (or such permitted transferee); provided,
                                                                     --------
that such transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and, provided, further, that the interests in any Family
                       --------  -------
trusts shall be non-transferable; and (iv) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the deceased Employee (or permitted transferee).

          (c) If requested in writing by the managing underwriters, if any, of any Public Offering, Employee agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering, and the Corporation hereby also so agrees; provided, however, that this restriction will
                                   --------
not apply to transfers permitted under Section 5.1(b) provided such transferee agrees to be bound by the restriction contained in this Section 5.1(c). Notwithstanding the foregoing, in the event that Employee shall have accepted an offer to purchase Offered Shares (as defined below) which have been offered pursuant to Section 5.2(a), Employee shall not be prohibited from consummating such sale, provided, that the purchaser agrees to be bound by the restrictions
           --------
contained in this Section 5.1(c).

         5.2  Right of First Offer on Dispositions.
              ------------------------------------

          (a) Except as provided in Section 5.1(b), if Employee desires to Transfer all or any part of its Shares pursuant to this Section 5.2 and is not otherwise prohibited from Transferring his Shares pursuant to Section 5.1(a), Employee shall submit a written offer (the "Offer") to sell such Shares (the
                                            -----
"Offered Shares") to the Stockholders and the Corporation, which Offer shall
 --------------
specify the number of Offered Shares proposed to be sold, the total number of Shares owned by Employee, and the terms and conditions, including price, at which the Shares are being offered.

          (b) Each of the Stockholders shall have the right to purchase its Pro Rata Fraction of the Offered Shares.

          (c) The Corporation shall have the right to purchase all of the remaining Offered Shares, on the same terms and conditions specified in the Offer, in excess of the Offered Shares accepted by the Stockholders.

          (d) The Stockholders shall have a right of oversubscription such that, if any Stockholder fails to accept the Offer as to its full Pro Rata Fraction, it shall have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by such Stockholder by accepting the offer as to more than its Pro Rata Fraction.

          (e) If a Stockholder desires to purchase all or any part of the Offered Shares on the same terms and conditions specified in the Offer, such Stockholder (a "Purchasing Stockholder") shall communicate in writing to
                ----------------------
Employee and the Corporation its election to purchase (an "Acceptance"), which
                                                           ----------
Acceptance shall state the number of Offered Shares the Purchasing Stockholder desires to purchase and shall be delivered in person or mailed to Employee at the address set forth in the Offer, with a copy to the Corporation and the other Stockholder, within 20 days of the date the Offer was made by Employee pursuant to Section 5.2(a).

          (f) If the Corporation desires to purchase all or any part of the Offered Shares on the same terms and conditions specified in the Offer, the Corporation shall deliver its Acceptance to Employee and the Stockholders, which Acceptance shall state the number of Offered Shares the Corporation desires to purchase and shall be delivered in person or mailed to Employee at the address set forth in the Offer, with a copy to the Stockholder, within 20 days of the date the Offer was made by Employee pursuant to Section 5.2(a).

          (g) If the Corporation and the Stockholders elect to purchase all of the Offered Shares, sale of the Offered Shares pursuant to this Section 5.2 shall be made at the offices of the Corporation on the 45th day following the expiration of the 20-day period described above (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by Employee's delivery to each Purchasing Stockholder or the Corporation, as the case may be, of a certificate or certificates evidencing the Offered Shares to be purchased by it, him or her, duly endorsed for transfer to the Purchasing Stockholder or the Corporation, as the case may be, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Employee of the purchase price therefor by the Corporation or such Purchasing Stockholder, as the case may be. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (h) If the Purchasing Stockholders and the Corporation do not elect to purchase all of the Offered Shares, then the Offered Shares may be sold by Employee at any time within 150 days after the date the Offer was made by Employee pursuant to Section 5.2(a). Any such sale shall be upon terms and conditions, including price, not less favorable to Employee than those specified in the Offer. Any Offered Shares not sold within such 150-day period shall continue to be subject to the requirements of a prior offer pursuant to this
Section 5.2.

          5.3  Drag Along.  Subject to Section 5.2 above, anything in this
               ----------
Agreement to the contrary notwithstanding, in the event that (i) the Board of Directors of the Corporation by unanimous vote or unanimous written consent and/or the holders of sixty-six and two-thirds of the then outstanding Common Shares by vote or written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the Stockholders will acquire 50% or more of the Common Shares of the Corporation (by stock purchase, merger or otherwise) or all or substantially all of the assets of the Corporation, upon the written request of the holders of sixty-six and two-thirds of the Common Shares, Employee agrees to offer to sell all of his Shares, and to sell all of his Shares, to such Person or Persons or to vote all of his Shares in favor of the sale of assets, as the case may be, in either case upon the terms and conditions of the transaction approved by the Board of Directors of the Corporation and/or the holders of sixty-six and two-thirds of the Common Shares; provided, however, that Employee's obligation to sell his Shares pursuant to
--------  -------
this Section 5.3 shall only apply if all of the Shares are to be sold on the same terms and conditions. For purposes of this Section 5.3, each Preferred Share shall be deemed to be the number of shares of Common Stock into which the Preferred Share is then convertible.

     SECTION 6.     Representations.
                    ---------------

          6.1  Representations of Employee.  In connection with Employee's
               ---------------------------
purchase of the Shares, Employee hereby represents and warrants to the Corporation as follows:

          (a)  Investment Intent; Capacity to Protect Interests.  Employee is
               ------------------------------------------------
purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. Employee also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for his account only, and neither in whole or in part for any other person.

          (b)  Restricted Securities. Employee understands and acknowledges that
               ---------------------
the sale of the Shares has not been registered under the Securities Act; that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and that the Corporation is under no obligation to register the Shares.

          (c)  Disposition under Rule 144.  Employee understands that the Shares
               --------------------------
are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase of any payment for the Shares, and even then will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

          (d)  Accredited Investor.  Employee is an "accredited investor", as
               -------------------
defined in Rule 501 under the Securities Act.

          6.2  Representations of the Corporation.  The Corporation represents
               ----------------------------------
to Employee that:

          (a) The execution, delivery and performance by the Corporation of this Agreement and all transactions contemplated by this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its Bylaws or otherwise.

          (b) This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

     SECTION 7.     Withholding.  Upon the request of the Corporation, Employee
                    -----------
shall promptly pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof).

     SECTION 8.     Remedies.  In case any one or more of the covenants and/or
                    --------
agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, (a) an action for damages as a result of any such breach, (b) an action for specific performance of any such covenant or agreement contained in this Agreement, and/or (c) a temporary or permanent injunction, in any case without showing any actual damage. The rights, power and remedies of the parties under this Agreement are cumulative and not exclusive of any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.
                                                                     -- ------

     SECTION 9.     Successors and Assigns.  Except as otherwise expressly
                    ----------------------
provided herein, this Agreement shall bind and inure to the benefit of the Corporation, Employee, the respective successors or heirs, distributees and personal representatives and permitted assigns of the Corporation and Employee, and each other person who shall properly become a registered holder of any Shares that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

     SECTION 10.    Entire Agreement.  This Agreement contains the entire
                    ----------------
agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 11.    Notices.  All notices, consents and other communications
                    -------
under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) one (1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself by notice to the other parties):

     (a)  If to Employee:

          37 Hancock Court
          Flemington, New Jersey 08822

     (b)  If to the Corporation:

          OraPharma, Inc.
          1200 Route 22 East
          Suite 2000
          Bridgewater, NJ 08807
          Attention:  Chief Executive Officer
          Telecopier No.: (908) 806-6199

     with a copy to:

          Sills Cummis Zuckerman Radin
            Tischman Epstein & Gross, P.A.
          One Riverfront Plaza
          Newark, New Jersey 07102
          Telecopier No.: (201) 643-6500
          Attention:  Ira A. Rosenberg, Esq.

     SECTION 12.    Changes.  The terms and provisions of this Agreement may
                    -------
not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto.

     SECTION 13.      Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 14.      Headings.  The benefits of the various sections of this
                      --------
Agreements have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 15.      Nouns and Pronouns.  Whenever the context may require, any
                      ------------------
pronouns used herein shall include the corresponding masculine feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 16.      Severability.  Any provision of this Agreement that is
                      ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 17.      Governing Law; Jurisdiction.  This Agreement and (unless
                      ---------------------------
otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New Jersey, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


WITNESS                       ORAPHARMA, INC.


------------------------      By:----------------------------
                                 Michael Kishbauch, President


WITNESS


-----------------------------------------------------
                                    Michael Kishbauch

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

WITNESS                       ORAPHARMA, INC.


/s/  Dorinda Alevritis                   By:  /s/  Michael Kishbauch
----------------------                      ------------------------------
                                             Michael Kishbauch, President



WITNESS


/s/  Dorinda Alevritis                   By:  /s/  Michael Kishbauch
----------------------                      -----------------------------
                                             Michael Kishbauch, President

                AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT
                ------------------------------------------------

     This AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT (this "Amendment") is
                                                                  ---------
dated as of the 3rd day of September, 1999, by and between OraPharma, Inc., a Delaware corporation (the "Corporation") and Michael D. Kishbauch (the
                           -----------
"Stockholder").
------------

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Corporation and the Stockholder have previously entered into a Restricted Stock Purchase Agreement pursuant to which the Stockholder purchased from the Corporation shares of the Corporation's Common Stock, $.001 par value per share (the "Agreement"); and
                ---------

     WHEREAS, the parties now desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, for full and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follow:

     1. A new Section 3(d) is hereby added to the Agreement to read in its entirety as follows:

          "Notwithstanding anything contained in this Agreement to the contrary, if in connection with the consummation of a Change of Control the employment by the Corporation (or its successor) of the Stockholder is terminated by the Corporation (or such successor) without Cause, the Corporation's right to repurchase the Shares from the Stockholder pursuant to this Section 3 shall be terminated, effective immediately prior to consummation of such Change of Control.

               For purposes hereof, a 'Change of Control' shall mean any of the following:

                    (i) any person or entity, other than a person or entity who is a beneficial owner of the Corporation's securities before the consummation of the transaction, becomes, after such consummation, the beneficial owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities;

                    (ii) the Corporation consummates a merger, consolidation or reorganization the result of which is that the persons or entities who were stockholders of the Corporation immediately prior to consummation of such transaction own less than fifty percent (50%) of the equity of the corporation or entity surviving or resulting from such transaction;

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

                    (iii) the sale in one or more series of transactions of all or substantially all of the assets of the Corporation; or

                    (iv) the dissolution or liquidation of the Corporation.

               For purposes hereof  'Cause' shall mean any of the following:

                    (i) the Stockholder is convicted of, pleads guilty to or
               confesses to (y) a felony, or (z) any act of fraud, misappropriation, embezzlement, dishonesty or disloyalty which damages the Corporation (or its successor) in any material respect;

                    (ii) substantial and repeated failure by the Stockholder to follow the direction of the Chief Executive Officer or Board of Directors of the Corporation (or its successor) and such failure is not cured within thirty (30) days after the Stockholder receives notice thereof from the Corporation (or its successor);

                    (iii) failure by the Stockholder to meet reasonable performance objectives; or

                    (iv) gross negligence or willful misconduct of the
               Stockholder with respect to the Corporation (or its successor)."

     2. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement.

     3. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts law.

     4. In the event there is a conflict between this Amendment and the Agreement, the terms of this Amendment shall prevail.

     5. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                              ORAPHARMA, INC.

Witnessed By:/s/  James A. Ratigan                  By:/s/ Michael D. Kishbauch
             ---------------------                     ------------------------
                  James A. Ratigan                         Michael D. Kishbauch






Witnessed By:/s/  James A. Ratigan                     /s/ Michael D. Kishbauch
             ---------------------                     ------------------------
                  James A. Ratigan                         Michael D. Kishbauch

                                      -14-